EXHIBIT 10.39

LEASE EXTENSION AGREEMENT

This extension made this date, February 26, 2013, by and between Annette Kaufman and Michael Mirsky co-trustees Annette Kaufman Survivor Trust as Lessor, and Touchpoint Metrics, Inc., a California Corporation as Lessee:

The parties have previously entered into a lease (dated July 18, 2010) regarding the premises located at 251 Sir Francis Drake Blvd., San Anselmo, CA. The term of that lease shall expire on August 31, 2013.

 The term of the lease shall extend as follows:

1. The lease shall be extended for three years ending August 31, 2016.

2. Rent shall be $2,044.00 per month beginning September 1, 2013.
    Rent shall be $2,095.10 per month beginning September 1, 2014.
    Rent shall be $2,146.20 per month beginning September 1, 2015.

3. The option to renew the lease for three years must be exercised no later than March 1, 2016.

 4. Painting of all interior common area walls and doors and cleaning of carpets will be completed not later than June 1, 2013. Lessor will pay to Lessee $350 per month beginning June 1, 2013 if the painting of the hallway walls and doors is not complete.

5. Upon execution hereof, the Lease Extension Agreement, this addendum shall become an integral part of the lease. All other terms and provisions of the lease shall remain in full force.

Lessor:		Lessee:
	MICHAEL MIRSKY		MICHAEL HINSHAW
	Michael Mirsky		Michael Hinshaw

President, Touchpoint Metrics, Inc.

	Date: 3/28/13		Date: 2/26/13